Exhibit 10.23

AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

STRATEGIC STORAGE OPERATING PARTNERSHIP II, L.P.

In accordance with Section 4.2(a)(i) and Article 12 of the Second Amended and Restated Limited Partnership Agreement, effective as of November 3, 2014 (the “Partnership Agreement”), of Strategic Storage Operating Partnership II, L.P. (the “Partnership”), the Partnership Agreement is hereby amended by this Amendment No. 2 thereto (this “Amendment”) to reflect certain changes in share classification of Strategic Storage Trust II, Inc. (the “General Partner”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Partnership Agreement.

WHEREAS, the Partnership Agreement has previously been amended by Amendment No. 1 dated November 3, 2014 (“Amendment No. 1”), which established a series of up to 2,600,000 Preferred Units of the Partnership;

WHEREAS, the General Partner has filed, on the date herewith, Articles of Amendment to change the designation of the General Partner’s common stock, $0.001 par value per share, to Class A Common Stock (the “Class A Common Stock”) and Articles Supplementary to reclassify 350,000,000 authorized but unissued shares of Class A Common Stock as shares of Class T Common Stock, $0.001 par value per share, of the General Partner (the “Class T Common Stock”), with the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption described therein;

WHEREAS, the parties hereto desire to reflect certain changes in share classification and other changes by amending the Partnership Agreement as previously amended by Amendment No. 1, by entering into this Amendment.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments to Defined Terms

A.	The following are hereby added as additional defined terms in the Partnership Agreement:

Class A REIT Shares means the REIT Shares classified as Class A common stock in the Charter.

Class A Unit means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class A Unit as provided in this Agreement.

Class T REIT Shares means the REIT Shares classified as Class T common stock in the Charter.

Class T Unit means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class T Unit as provided in this Agreement.

Exchanged REIT Shares has the meaning set for in Section 7.1(e) hereof.

Received REIT Shares has the meaning set forth in Section 7.1(e) hereof.

Stockholder Servicing Fee has the meaning set forth in the General Partner’s prospectus.

B.	The following definitions are hereby revised and restated defined terms in the Partnership Agreement:

Conversion Factor means 1.0, provided that in the event that the General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivided its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date and, provided further, that in the event that an entity other than an Affiliate of the General Partner shall become General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment tot eh Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Notice of Exchange after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Notice of Exchange immediately prior to the record date for such dividend, distribution, subdivision or combination. A separate Conversion Factor shall be determined for each class of Partnership Units by taking into account only the outstanding REIT Shares having the same class designation as the applicable class of Partnership Units.

Invested Capital means the amount calculated by multiplying the total number of REIT Shares purchased by Stockholders by (a) the offering price for such Stock actually paid by such Stockholders in an offering or (b) for Stock not purchased in an Offering, the issue price for the Stock; in each case reduced by any Distributions attributable to Net Sale Proceeds, any Stockholder Servicing Fee attributable to the Class T REIT Shares and any amounts paid by the General Partner to repurchase shares of Stock pursuant to a plan for repurchase of the General Partner’s Stock.

Partnership Unit means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder, including Class A Units and Class T Units. Without limitation on the authority of the General Partner as set forth in Section 4.2 hereof, the General Partner may designate any Partnership Units, when issued, as Common Units or Preferred Units, may establish any other class of Partnership Units, and may designate one or more series of any class of Partnership Units. The allocation of Partnership Units of each class among the Partners shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.

REIT Share means a share of common stock, par value $0.001 per share, in the General Partner (or successor entity, as the case may be), including Class A REIT Shares and Class T REIT Shares, the terms and conditions of which are set forth in the Articles of Incorporation.

Section 2. Amendments to Article 4 of Partnership Agreement

A.	Section 4.2(a)(i)(1) is hereby amended and restated as follows:

(A) the additional Partnership Interests are issued in connection with an issuance of REIT Shares or other interests in the General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner by the partnership in accordance with this Section 4.2 (without limiting the foregoing, for example, the Partnership shall issue Partnership Interests consisting of Class A Units to the General Partner in connection with the issuance of Class A REIT Shares and shall issue Partnership Interests consisting of Class T Units to the General Partner in connection with the issuance of Class T REIT Shares) and (B) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such shares of stock of or other interests in the General Partner.

B.	Section 4.2(a)(ii)(B) is hereby amended and restated as follows:

the General Partner contributes the net proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly through the General Partner, to the Partnership (without limiting the foregoing, for example, the Partnership shall issue Limited Partnership Interests consisting of Class A Units to the General Partner in connection with the issuance of Class A REIT Shares and shall issue Limited Partnership Interests consisting of Class T Units to the General Partner in connection with the issuance of Class T REIT Shares); provided, however, that the General Partner is allowed to issue Additional Securities in connection with an acquisition of a property to be held directly by the General Partner, but if and only if, such direct acquisition and issuance of Additional Securities have been approved and determined to be in the best interests of the General Partner and the Partnership by a majority of the Independent Directors (as defined in the General Partner’s Articles of Incorporation).

C.	The last sentence of Section 4.2(a)(ii) is hereby amended and restated as follows:

For example, in the event the General Partner issues REIT Shares of any class for a cash purchase price and contributes all of the proceeds of such issuance to the Partnership, the General Partner shall by issued a number of additional Partnership Units having the same class designation as the issued REIT Shares equal to the product of (A) the number of such REIT Shares of that class issued by the General Partner, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor for that class of Partnership Units in effect on the date of such contribution.

D.	The following is hereby added to the last line of Section 4.2(b):

, and any such expenses shall be allocable solely to the class of Partnership Units issued to the General Partner at such time.

Section 3. Amendments to Article 5 of Partnership Agreement

A.	A new Section 5.1(h) is hereby added as follows:

(h) Special Allocations of Class-Specific Items. To the extent that any items of income, gain, loss or deduction of the General Partner are allocable to a specific class or classes of REIT Shares as provided in the General Partner’s prospectus, including, without limitation, Stockholder Servicing Fees, such items, or an amount equal thereto, shall be specially allocated to the class or classes of Partnership Units corresponding to such class or classes of REIT Shares.

B.	The following is hereby added to the last line of Section 5.2(a)(ii):

, provided that the aggregate distributions made hereunder to the holders of Class T Units shall be reduced (but not below zero) by the aggregate Stockholder Servicing Fee payable by the General Partner with respect to the Class T REIT Shares with respect to such Record Date.

Section 4. Amendment to Article 6 of the Partnership Agreement

Section 6.10 is hereby amended and restated as follows:

6.10 Miscellaneous. In the event the General Partner redeems any REIT Shares (other than REIT Shares redeemed in accordance with the share redemption program of the General Partner through proceeds received from the General Partner’s distribution reinvestment plan), then the General Partner shall cause the Partnership to purchase from the General Partner a number of Partnership Units as determined based on the application of the Conversion Factor on the same terms that the General Partner exchanged such REIT Shares (without limiting the foregoing, for example, the Partnership shall purchase from the General Partner Partnership Interests consisting of Class A Units in connection with the exchange of Class A REIT Shares and shall purchase from the General Partner Partnership Interests consisting of Class T Units in connection with the exchange of Class T REIT Shares). Moreover, if the General Partner makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner to acquire an equal number of Partnership Units held by the General Partner. In the event any REIT Shares are exchanged by the General Partner pursuant to such offer, the Partnership shall redeem an equivalent number of the General Partner’s Partnership Units for an equivalent purchase price based on the application of the Conversion Factor (without limiting the foregoing, for example, the Partnership shall redeem from the General Partner Partnership Interests consisting of Class A Units in connection with the exchange of Class A REIT Shares and shall redeem from the General Partner Partnership Interests consisting of Class T Units in connection with the exchange of Class T REIT Shares).

Section 5. Amendments to Article 7 of Partnership Agreement

A new Section 7.1(e) is hereby added as follows:

(e) If the General Partner exchanges any REIT Shares of any class (“Exchanged REIT Shares”) for REIT Shares of a different class (“Received REIT Shares”), then the General Partner shall, and shall cause the Partnership to, exchange a number of Partnership Units having the same class designation as the Exchanged REIT Shares, as determined based on the application of the Conversion Factor, for Partnership Units having the same class designation as the Received REIT Shares on the same terms that the General Partner exchanged the Exchanged REIT Shares. The exchange of Units shall occur automatically after the close of business on the applicable date of the exchange of REIT Shares, as of which time the holder of class of Units having the same designation as the Exchanged REIT Shares shall be credited on the books and records of the Partnership with the issuance, as of the opening of business on the next day, of the applicable number of Units having the same designation as the Received REIT Shares.

Section 6. Continuation of Partnership Agreement

The Partnership Agreement, Amendment No. 1 and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Partnership Agreement, Amendment No. 1 and this Amendment were contained in one document. Any provisions of the Partnership Agreement not amended by Amendment No. 1 or this Amendment shall remain in full force and effect as provided in the Partnership Agreement immediately prior to the date hereof. In the event of a conflict between the provisions of this Amendment and the Partnership Agreement and Amendment No. 1, the provisions of this Amendment shall control.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Partnership Agreement as of the             day of             , 2015.

STRATEGIC STORAGE OPERATING PARTNERSHIP II, L.P.

By:	Strategic Storage Trust II, Inc., its sole general partner

By:
Name: H. Michael Schwartz
Title: Chief Executive Officer

STRATEGIC STORAGE TRUST II, INC.

By:
Name: H. Michael Schwartz
Title: Chief Executive Officer